Exhibit 99.1

Hyperscale Data Announces Date and Ratio of Reverse Stock Split

LAS VEGAS--(BUSINESS WIRE) – November 11, 2024 – Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data,” or the “Company”), today announces date of effectiveness and the ratio of a forthcoming reverse stock split (the “Reverse Split”) of the Class A Common Stock (the “Common Stock”). On June 28, 2024, the Company announced, on a Current Report on Form 8-K, the voting results from the annual meeting of stockholders (the “Meeting”) held that day.

At the Meeting, stockholders voted upon and approved Proposal 5, an amendment to the Company’s Certificate of Incorporation to effect a Reverse Split with a ratio of not less than one-for-two and not more than one-for-thirty-five at any time prior to June 27, 2025, with the exact ratio to be set at a whole number within this range as determined by the Company’s board of directors (the “Board”) in its sole discretion.

On October 24, 2024, the Board authorized a special committee of the Board (the “Committee”) to determine the ratio of the Reverse Split. On November 8, 2024, the Committee approved a one-for-thirty-five (1:35) Reverse Split of the Common Stock that will be effective in the State of Delaware on Friday, November 22, 2024. The Company anticipates that beginning with the opening of trading on Monday, November 25, 2024, the Company’s Common Stock will trade on the NYSE American on a split-adjusted basis under a new CUSIP number, 09175M 804.

The Reverse Split affects all issued and outstanding shares of the Common Stock, as well as the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. In addition, the Reverse Split reduces the number of shares of Common Stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the Reverse Split. The par value of the Common Stock will remain unchanged at $0.001 per share after the Reverse Split. The Reverse Split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Split results in some stockholders owning a fractional share. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment.

Computershare Trust Company, N.A. (“Computershare”), is acting as the exchange agent and transfer agent for the Reverse Split. Computershare will provide instructions to stockholders with physical certificates regarding the optional process for exchanging their pre-split stock certificates for post-split stock certificates and receiving payment for any fractional shares.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors, and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at www.Hyperscaledata.com or at www.sec.gov.

About Hyperscale Data, Inc.

Hyperscale Data is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Hyperscale Data owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries. It also provides mission-critical products that support a diverse range of industries, including a social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma, hotel operations and textiles. In addition, Hyperscale Data is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235